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                                                                  EXHIBIT 23.2.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of Calgene II, Inc. on Form S-4 of our reports dated September 22, 1995 (except for Note 9, as to which the date is December 29, 1995) and October 29, 1993 accompanying the consolidated financial statements of Gargiulo L.P. and Subsidiaries and the combined financial statements of NTGargiulo Inc. and Affiliates, respectively, appearing in the Proxy Statement/Prospectus, which is a part of this Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

DELOITTE AND TOUCHE LLP
Miami, Florida

February 1, 1996